Exhibit 99.1

HP Inc. 1501 Page Mill Road Palo Alto, California 94304 hp.com

News Release HP Inc. Commences Cash Tender Offer for Up to $1.0 Billion Aggregate Purchase Price of Certain of its Outstanding Notes

PALO ALTO, Calif., June 26, 2023 (GLOBENEWSWIRE) – HP Inc. (“HP”) (NYSE: HPQ) today announced it has commenced a cash tender offer (the “Tender Offer”) to purchase outstanding debt securities of HP up to a combined aggregate purchase price, including the applicable Early Tender Premium (as defined below) but excluding accrued and unpaid interest (the “Purchase Price”), of the notes listed in the table below (collectively, the “Notes,” and each a “Series” of Notes) from each registered holder of the applicable Series of Notes (each, a “Holder,” and collectively, the “Holders”) equal to $1,000,000,000 (the “Maximum Amount”), subject to certain acceptance priority levels, each as specified in the table below.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Early Tender Premium (1)	Reference Security	Bloomberg Reference Page	Fixed Spread
3.400% Notes due June 17, 2030	40434L AC9/ US40434LAC90	$850,000,000	1	$30	3.375% U.S. Treasury Notes due May 15, 2033	FIT1	170 bps
4.200% Notes due April 15, 2032	40434L AL9/ US40434LAL99	$1,000,000,000	2	$30	3.375% U.S. Treasury Notes due May 15, 2033	FIT1	190 bps
1.450% Notes due June 17, 2026	40434L AD7/ US40434LAD73 40434L AF2/ US40434LAF22 U44259 BZ8/ USU44259BZ80	$1,000,000,000	3	$30	4.125% U.S. Treasury Notes due June 15, 2026	FIT1	65 bps
3.000% Notes due June 17, 2027	40434L AB1/ US40434LAB18	$1,000,000,000	4	$30	3.625% U.S. Treasury Notes due May 31, 2028	FIT1	100 bps
4.000% Notes due April 15, 2029	40434L AK1/ US40434LAK17	$1,000,000,000	5	$30	3.625% U.S. Treasury Notes due May 31, 2028	FIT1	120 bps
2.200% Notes due June 17, 2025	40434L AA3/ US40434LAA35	$1,150,000,000	6	$30	2.875% U.S. Treasury Notes due June 15, 2025	FIT5	60 bps
4.750% Notes due January 15, 2028	40434L AM7/ US40434LAM72	$900,000,000	7	$30	3.625% U.S. Treasury Notes due May 31, 2028	FIT1	130 bps

(1)	Per $1,000 principal amount of Notes.

Indicative timetable for the Tender Offer:

Event	Calendar Date and Time

Commencement	June 26, 2023

Early Tender Deadline	5:00 p.m., New York City time, on July 10, 2023, unless extended with respect to one or more Series of Notes.

Withdrawal Deadline	5:00 p.m., New York City time, on July 10, 2023, except in certain limited circumstances where additional withdrawal rights are required by law.

Price Determination Date	10:00 a.m., New York City time, on July 11, 2023, unless extended with respect to one or more Series of Notes.

Expiration Time	5:00 p.m., New York City time, on July 25, 2023, unless extended with respect to one or more Series of Notes.

Settlement Date	Promptly after the Expiration Time. Expected to be July 27, 2023, the second business day following the Expiration Time, but subject to change.

News Release

The complete terms of the Tender Offer are set forth in the Offer to Purchase dated June 26, 2023(as it may be amended or supplemented from time to time, the “Offer to Purchase”).  Consummation of the Tender Offer is subject to a number of conditions, including the absence of certain adverse legal and market developments.  Subject to applicable law, HP may waive any and all of these conditions or extend, terminate or withdraw the Tender Offer with respect to one or more Series of Notes and/or increase or decrease the Maximum Amount.  The Tender Offer is not conditioned upon any minimum amount of Notes being tendered.  There are no guaranteed delivery provisions applicable to the Tender Offer.

The Tender Offer will expire at 5:00 p.m., New York City time, on July 25, 2023, unless extended (such date and time, as the same may be extended, the “Expiration Time”).  Holders of Notes must validly tender and not validly withdraw their Notes at or before 5:00 p.m., New York City time, on July 10, 2023, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”), to be eligible to receive the applicable Total Consideration (as set forth in the table above) for their tendered Notes, which includes an early tender payment of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”) as set forth in the table above.  The “Total Consideration” for each $1,000 principal amount of Notes of any Series tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread (the “Fixed Spread”) specified for such Series (as set forth in the table above) over the yield (the “Reference Yield”) corresponding to the bid-side price of the applicable Reference U.S. Treasury Security specified for such Series in the table above (the “Reference U.S. Treasury Security”), as calculated by BofA Securities, Inc. and J.P. Morgan Securities LLC at 10:00 a.m., New York City time, on July 11, 2023 (such time and date, as the same may be extended, the “Price Determination Time”).  Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, HP expects that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline, and for Notes validly tendered after the Early Tender Deadline and on or before the Expiration Time, will be on July 27, 2023 (the “Settlement Date”).  Notes tendered may be validly withdrawn at any time on or before 5:00 p.m., New York City time, on July 10, 2023 (such time and date, as the same may be extended, the “Withdrawal Deadline”), but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

For a Holder who holds Notes through DTC to validly tender Notes pursuant to the Tender Offer, an Agent’s Message (as defined in the Offer to Purchase) and any other required documents must be received by the Tender Agent at its address set forth on the Offer to Purchase at or prior to the Expiration Time.  For a Holder who holds Notes through Clearstream Banking, société anonyme or Euroclear Bank SA/NV to validly tender Notes pursuant to the Offers, such Holder must tender such Notes in accordance with the procedures of such clearing system.  There is no letter of transmittal for the Offer to Purchase.

Holders of Notes who validly tender their Notes after the Early Tender Deadline and on or before the Expiration Time will be eligible to receive the applicable Tender Consideration (as set forth in the table above) per $1,000 principal amount of Notes tendered by such Holder that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium.  Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the Settlement Date.

News Release

HP reserves the right to increase or decrease the Maximum Amount at its own discretion. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase. If Holders tender more Notes than they expect to be accepted for purchase by HP, based on the Acceptance Priority Level (as defined below) of the Notes being tendered, and HP subsequently accepts more of such Notes tendered and not validly withdrawn on or before the Withdrawal Deadline, such Holders will not be able to withdraw any of their previously tendered Notes.

The amount of each Series of Notes that is purchased pursuant to the Tender Offer on the Settlement Date will be subject to proration as described further below and determined in accordance with the acceptance priority levels specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level.

All Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted in the Tender Offer, and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offer. Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered after the Early Tender Deadline, even if such Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than the Notes tendered on or before the Early Tender Deadline.

If the Purchase Price of the Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline exceeds the Maximum Amount, the amount of such Notes purchased on the Settlement Date will be prorated and HP will accept for purchase only a combined aggregate principal amount of such Notes that will not result in the Purchase Price of such Notes exceeding the Maximum Amount, and none of the Notes, if any, validly tendered after the Early Tender Deadline will be accepted for purchase regardless of the Acceptance Priority Level of such Notes.  If Notes are validly tendered and not validly withdrawn such that the Purchase Price of such Notes does not exceed the Maximum Amount on or before the Early Tender Deadline but exceeds the Maximum Amount at the Expiration Time, no proration will be applied to any Series of the Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline, and, with respect to the Notes validly tendered after the Early Tender Deadline, HP will accept for purchase only a combined aggregate principal amount of such Notes in accordance with the Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level) such that the Purchase Price of such Notes accepted for purchase on the Settlement Date will not exceed the Maximum Amount.

Subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn with respect to one or more Series of Notes at any time. If the Tender Offer is terminated with respect to any Series of Notes without Notes of such Series being accepted for purchase, Notes of such Series tendered pursuant to the Tender Offer will promptly be returned to the tendering Holders. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures or due to proration will be returned to the tendering Holders promptly following the Expiration Time.

HP’s obligation to accept for purchase, and to pay for, validly tendered and not validly withdrawn Notes, and accepted for purchase pursuant to the Tender Offer, is subject to, and conditioned upon, satisfaction or, where applicable, waiver of the conditions to the Tender Offer described in the Offer to Purchase.

News Release

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase  and only to such persons and in such jurisdictions as are permitted under applicable law.

BofA Securities, Inc. and J.P. Morgan Securities LLC are serving as the Dealer Managers in connection with the Tender Offer. Questions regarding the terms of the Tender Offer should be directed to BofA Securities, Inc. at +1 (888) 292-0070 (toll free) or +1 (980) 387-3907 (collect) or to J.P. Morgan Securities LLC at +1 (866) 834-4666 (toll free) or + 1 (212) 834-4818 (collect) or +44 (207) 134-2468 (outside the United States).  Any questions or requests for assistance or additional copies of the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and the Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers at (800) 628-8528 (toll free); all others at (212) 269-5550 (all others).

About HP Inc.

HP Inc. is a global technology leader and creator of solutions that enable people to bring their ideas to life and connect to the things that matter most.  Operating in more than 170 countries, HP delivers a wide range of innovative and sustainable devices, services and subscriptions for personal computing, printing, 3D printing, hybrid work, gaming, and more.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations and assumptions that involve risks, uncertainties and assumptions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements about the expected timing, size or other terms of the Tender Offer and HP’s ability to complete the Tender Offer.  Forward-looking statements can also generally be identified by words such as “expects,” “intends,” “will,” “would,” “could,” “may,” and similar terms. Risks, uncertainties and assumptions include factors relating to the risks that are described (i) in “Risk Factors” in the Offer to Purchase and (ii) in our filings with the SEC, including but not limited to the risks described under the caption “Risk Factors” contained in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended October 31, 2022.  HP does not assume any obligation or intend to update these forward-looking statements.

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